    Consent of Independent Auditor We consent to the incorporation by reference in this Registration Statement on Form S-8 of Westwood Holdings Group, Inc. (“Company”) for the registration of restricted stock, of our report dated June 29, 2022, with respect to the consolidated financial statements of Salient Partners, L.P. as of and for the years ended December 31, 2021 and 2020, which report is included in Westwood’s Form 8-K/A (Amendment No.1) filed with the U.S. Securities and Exchange Commission on February 1, 2023. Dallas, Texas February 6, 2023